Exhibit 8

Tsakos Energy Navigation Ltd. and Subsidiaries

As of 26 April 2013

Company	Country of Incorporation
Oak Shipping Co. Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Figaro Shipping Company Limited	Liberia
Freeport Dominion S.A.	Panama
Freeport Faith S.A.	Panama
Ergo Glory S.A.	Panama
World Excellence S.A.	Panama
Apollo Honour S.A.	Panama
Apollo Glory S.A.	Panama
Apollo Excellence S.A.	Panama
Activity Excellence S.A.	Panama
Worldwide Overseas S.A.	Panama
Sea Polar S.A.	Panama
Fortune Faith S.A.	Panama
Victory Faith S.A.	Panama
Victory Spirit S.A.	Panama
Victory Mare S.A.	Panama
Universal Reserve S.A.	Panama
Sea Countess S.A.	Panama
Global Triumph S.A.	Panama
Fairsea Enterprises S.A.	Panama
Freeport Champion S.A.	Panama
Prosperity Faith S.A.	Panama
Prosperity Success S.A.	Panama
Mercury Emerald S.A.	Panama
Powerful Shipping S.A.	Panama
Sea Optima S.A.	Panama
Shipping Celebrity S.A.	Panama
Southport Marine S.A.	Panama
Southport Maritime S.A.	Panama
Sea Pioneer S.A.	Panama
Sea Celebrity S.A.	Panama
Gladiator Shipping Services S.A.	Panama
Southport Navigation S.A.	Panama
Triton Success S.A.	Panama
Triton Triumph S.A.	Panama
Optima Maritime S.A.	Panama
Optima United S.A.	Panama
Bayswater Trading Co. Ltd.	Liberia
Kerry Trading Company Limited	Liberia
Marine Velvet S.A.	Panama
Medway Sea S.A.	Panama
Sayers Shipping Corp.	Liberia
Maynard Shipping Corp.	Liberia
Payton Shipping Corp.	Liberia
Dorsett Shipping Corp.	Liberia
Pearsall Shipping Corporation	Liberia
Angleton Shipping Corporation	Liberia
Mare Success S.A.	Panama
Canyon Trading Corporation	Liberia
Brasil 2014 Special Maritime Enterprise	Greece
Rio 2016 Special Maritime Enterprise	Greece